Acquisition of Bank of Nova Scotia’s Puerto Rico & USVI Operations June 27, 2019 Exhibit 99.2

The information included in this document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve certain risks and uncertainties that may cause actual results to differ materially from those expressed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to (i) the rate of growth in the economy and employment levels, as well as general business and economic conditions; (ii) changes in interest rates, as well as the magnitude of such changes; (iii) changes to the financial condition of the government of Puerto Rico; (iv) amendments to the fiscal plan approved by the Financial Oversight and Management Board of Puerto Rico; (v) determinations in the court-supervised debt-restructuring process under Title III of PROMESA for the Puerto Rico government and all of its agencies, including some of its public corporations; (vi) the amount of government, private and philanthropic financial assistance for the reconstruction of Puerto Rico’s critical infrastructure, which suffered catastrophic damages caused by hurricane Maria; (vii) the pace and magnitude of Puerto Rico’s economic recovery; (viii) the potential impact of damages from future hurricanes and natural disasters in Puerto Rico; (ix) the fiscal and monetary policies of the federal government and its agencies; (x) changes in federal bank regulatory and supervisory policies, including required levels of capital; (xi) the relative strength or weakness of the commercial and consumer credit sectors and the real estate market in Puerto Rico; (xii) the performance of the stock and bond markets; (xiii) competition in the financial services industry; and (xiv) possible legislative, tax or regulatory changes. For a discussion of such factors and certain risks and uncertainties to which OFG is subject, see OFG’s annual report on Form 10-K for the year ended December 31, 2018, as well as its other filings with the U.S. Securities and Exchange Commission. Other than to the extent required by applicable law, including the requirements of applicable securities laws, OFG assumes no obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements. The acquisition discussed in this presentation is subject to customary regulatory approvals and other factors that could affect the timing of the closing of the transaction. This presentation does not constitute, or form a part of, an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities. Non-GAAP Financial Measures In addition to our financial information presented in accordance with GAAP, management uses certain “non-GAAP financial measures” within the meaning of the SEC Regulation G, to clarify and enhance understanding of past performance and prospects for the future. See OFG’s financial supplements for a reconciliation of certain GAAP to non-GAAP measures, available at www.ofgbancorp.com. Forward Looking Statements

Acquisition Overview

Description

- Acquisition of BNS's Puerto Rico operations[1] for $550mm and USVI branch operation for $10mm deposit premium
- BNS to dividend $500mm of excess capital, out of its PR operations, prior to close[2]
- 100% cash transaction using available liquidity
- Expected closing before year end 2019


Acquisition
BNS PR Operation(1)
BNS USVI Operation
Scotiabank de Puerto Rico
Scotiabank Puerto Rico Branch
Two Scotiabank Branches

Acquired BNS PR & USVI Operations

(as of 3/31/2019)	BNS PR [1]	BNS USVI
Assets ($mm)	$3,498mm[3]	
Net Loans ($mm)	$2,241mm	$255mm
Deposits ($mm)	$2,788mm	$456mm[4]
Cost of Deposits	0.62%	0.30%
Yield on Loans	5.35%	5.55%

(1) BNS PR consists of Scotiabank de Puerto Rico ("SBPR"), an FDIC-insured bank, with $3.4bn in assets (pro forma for the $500mm dividend) and BNS's Puerto Rico branch (as of 4/30/2019) with ~$80mm in assets
(2) BNS may dividend up to an additional $125mm out of its PR operations. In the event additional dividends are paid, the purchase price will be reduced dollar for dollar by the amount of that additional pre-closing dividend
(3) Adjusted for anticipated $500mm pre-close dividend
(4) Excludes $2.3mm of officer checks that are also in scope

3 | OFGBancorp

Transaction Rationale Franchise Enhancing Strongly Accretive and Financially Attractive Mitigated Execution Risk Enhances our scale in the market and improves our competitive positioning Pro forma company will have the #2 deposit market share on the Island Adds a strong core deposit franchise with excellent funding cost (57bps cost of deposits) Provides an expanded customer base and complementary products and services Creates a new fee revenue source in the form of scalable mortgage servicing business We will be the 2nd largest mortgage servicer on the island with a ~$5bn servicing portfolio Effective use of excess capital expected to enhance financial performance, franchise and shareholder value Expected to generate significant earnings per share accretion (~40% in 2020) Opportunity to leverage the core deposit base as funding for loan growth Conservatively priced with modeled returns that exceed internal hurdles Extremely strong expected pro forma capital generation Comprehensive due diligence over three months Conservative purchase accounting mark of the loan portfolio BNS has improved the credit quality of its portfolios in Puerto Rico and USVI Successful track record in integrating acquisitions and managing classified assets in the Puerto Rico economic environment

Conservative Pricing and Attractive Returns

Acquisition Multiple Analysis

	Acquisition of BNS PR	OFG Standalone[2]	Comparable U.S. Transactions[4]
P/TBV	1.15x[1]	1.24x	2.09x
P/2020E EPS	16.3x	11.3x[3]	19.1x
P/2020E EPS + Cost Savings	9.8x		12.2x[5]

Attractive Financial Return

EPS Accretion	• ~40% Accretive to EPS in 2020[3]
Tangible Book Value per Share	• Tangible book value per share dilution of ~15% at close • Earnback period less than 3 years using the crossover method
Cost Savings	• 25% of BNS PR's non-interest expense base
IRR	• ~20% IRR
Pro Forma Capital	• Tier 1 Leverage Ratio: ~9.5%[6] • Common Equity Tier 1 Ratio: ~11.5%[6] • Total Risk Based Ratio: ~14.5%[6]

(1) TBV adjusted for $500 million anticipated dividend
(2) Based on OFG stock price as of 6/25/2019
(3) Based on estimated 2020 EPS of $1.83 for OFG per FactSet consensus estimate
(4) Per S&P Global Market Intelligence: Comparable transactions include nationwide transactions since 1/1/2017 with announced deal values between $300mm and $700mm
(5) Per S&P Global Market Intelligence: Calculated based on forward year's FactSet Consensus net income estimate and after-tax cost savings
(6) Estimated as of 12/31/19

5 | OFGBancorp

Founded in 1910 and headquartered in San Juan Leading deposit franchise with 980 full-time employees, 19 branches, and 200k+ retail customers Provides personal and commercial banking, corporate financing and insurance services to local clients Scotiabank Puerto Rico 1975: Scotiabank acquired Banco Mercantil 2001: Established Scotiabank Insurance de Puerto Rico to offer complementary financial solutions 2010: Acquired operations of R-G Premier Bank under a FDIC LSA 1910: Established Scotiabank in Puerto Rico 1984: Opened the Scotiabank Plaza headquarters 2005: Established Scotia Mortgage of Puerto Rico 2014-2019: Significant branch consolidation and cost reductions De-risked the balance sheet from 2016 to 2019, reduced NPAs from $353mm to $134mm and direct PR government exposure from $157mm to $27mm 2018: Scotiabank received bank of the year award for the Caribbean & Latin America Company Overview Key Financials and Ratios Historical Milestones Source: S&P Global Market Intelligence; Company documents Excludes LSAs, non-recurring items and goodwill impairment Adjusted for the portion of loans and leases guaranteed by the U.S. government Personal banking: Checking and savings accounts, personal credit cards, mortgage loans and lines of credit. Insurance services include life, home and personal property, auto and credit insurance Commercial banking: Commercial savings and checking accounts, trade financing & business banking, cash management solutions and merchant acquiring

Pro Forma Puerto Rico Market Position Assets ($bn) Deposit Market Share(1) Branches Source: S&P Global Market Intelligence, Financial, public SEC and regulatory filings Per “Puerto Rico Financial Activity Report December 2018” published by Office of the Commissioner of Financial Institutions (“OCFI”); excludes brokered deposits Mortgage Servicing Assets ($bn) Branch Map OFG (37) Scotiabank de PR (19)

Two well established branches Saint Thomas Saint Croix 57% loan to deposit ratio Mortgage focused loan book 60 dedicated employees 15 ATMs 0.30% cost of deposits BNS USVI Operation Overview Loan Composition 3/31/19 Deposit Composition 3/31/19 Source: Company documents Per USVI Bankers Association market share report as of 12/31/2018 USVI Deposit Market Share(1) USVI Loan Market Share(1) $261mm $456mm Total Retail: 97.1% Total Retail: 69.7%

Loan & Deposit Mix $4.9bn Source: S&P Global Market Intelligence Note: OFG data per holding company regulatory filings as of 3/31/2019; BNS PR data per bank level regulatory filings as of 3/31/2019, plus loans and deposits from BNS PR branch as of 4/30/2019 and USVI branches as of 3/31/2019 MRQ Cost of Deposits: 0.72% MRQ Cost of Deposits: 0.57% MRQ Yield on Loans: 5.37% MRQ Yield on Loans: 7.36% Deposit Mix Gross Loan Mix $3.2bn $8.1bn $7.2bn $2.6bn $4.6bn OFG Stand Alone BNS PR & USVI Pro Forma

Transaction Assumptions Transaction Assumptions Consideration $550 million for BNS’s Puerto Rico operations(1) and $10 million deposit premium for BNS’s USVI branch operation 100% cash consideration Financing Consideration to be paid from cash on OFG’s balance sheet Loan Credit Mark 5.1% credit mark Core Deposit Intangibles 2.50% of core deposits(2), amortized sum of the years digits over 10 years Balance Sheet Restructuring BNS PR to payout a $500 million dividend before transaction closing BNS PR could elect to pay up to additional $125 million in pre-closing dividend, upon which purchase price will be adjusted downward by the amount of additional pre-closing dividend OFG to sell ~$1 billion in securities post transaction closing with proceeds used to prepay higher cost funding OFG to run-off certain BNS PR FDIC acquired mortgages and redeploy into commercial loans BNS PR consists of Scotiabank de Puerto Rico, an FDIC-insured bank, with $3.4bn in assets (pro forma for the $500mm dividend) and BNS’s Puerto Rico branch (IBE) with ~$80mm in assets Core deposits defined as total deposits less time deposits Assumptions on Acquired Operations Net Interest Income $150 million - $160 million Fee Income $50 million - $55 million Expenses $150 million - $160 million Cost Savings ~$35 million or 25% of BNS PR’s non-interest expense 75% realized in 2020, 100% thereafter Restructuring Expenses ~$45 million (pre-tax) Taxes 37.5% marginal tax rate Closing Expected closing before year end 2019

Result: Well-Capitalized Balance Sheet Capital Ratios Reported OFG (3/31/19A) Pro Forma (12/31/19E)(2) TCE / TA 13.1% ~8.5% Tier 1 Leverage 14.6 ~9.5 Common Equity Tier 1 Ratio 17.1 ~11.5 Total Risk Based Capital 20.8 ~14.5 Summary Key Balance Sheet Items Assets: 3/31/19A 3/31/19A 12/31/19E ($ in billions) OFG BNS PR & USVI(1) Pro Forma(2) Gross Loans $4.6 $2.6 $7.2 Cash & Securities 1.8 1.7 1.5 Total Assets 6.6 4.5 9.4 Liabilities and Equity: Deposits $4.9 $3.2 $7.9 Borrowings 0.5 0.1 0.2 Equity 1.0 1.0 1.0 Before payout of anticipated $500mm dividend Pro forma figures include purchase accounting adjustments and impact of balance sheet deleveraging

Conclusion Combining two excellent banks to create a strongly capitalized, market leading institution focused on the needs of consumers and businesses Improving the balance in the Puerto Rico market and creating the 2nd largest institution by core deposits Opportunity to leverage a strong core deposit base as funding for our loan growth Efficient way to use excess capital while increasing franchise value Expected to be highly accretive to EPS with robust capital generation and significantly expanded expected return on equity Conservatively priced with modeled returns that exceed internal hurdles Highly successful track record acquiring and integrating banks, including local and multi-nationally owned operations

Contacts

- IR Coordinator: Gary Fishman (gfishman@ofgbancorp.com) at 212-532-3232
- IR Coordinator: Steven Anreder (sanreder@ofgbancorp.com) at 212-532-3232

13 | OFGBancorp